EXHIBIT C

SCHEDULE OF TRANSACTIONS

Name of Account	Title of Security	Date of Transaction	Nature of Transaction	Quantity of Shares *	Price per Share
Glenview Capital Partners	Common Stock	9/24/2019	Sell	25,200	$7.35
Glenview Capital Master Fund	Common Stock	9/24/2019	Sell	273,200	$7.35
Glenview Institutional Partners	Common Stock	9/24/2019	Sell	64,000	$7.35
Glenview Capital Opportunity Fund	Common Stock	9/24/2019	Sell	221,000	$7.35
Glenview Offshore Opportunity Master Fund	Common Stock	9/24/2019	Sell	216,600	$7.35
Glenview Capital Partners	Zero-Strike Call Options Expiring 02/05/2020	9/24/2019	Sell	80,200	$7.35
Glenview Capital Master Fund	Zero-Strike Call Options Expiring 02/05/2020	9/24/2019	Sell	1,627,700	$7.35
Glenview Institutional Partners	Zero-Strike Call Options Expiring 02/05/2020	9/24/2019	Sell	551,900	$7.35
Glenview Capital Opportunity Fund	Zero-Strike Call Options Expiring 02/05/2020	9/24/2019	Sell	515,100	$7.35
Glenview Offshore Opportunity Master Fund	Zero-Strike Call Options Expiring 02/05/2020	9/24/2019	Sell	513,500	$7.35
Glenview Capital Partners	Zero-Strike Call Options Expiring 02/11/2022	9/24/2019	Purchase	105,400	$7.35
Glenview Capital Master Fund	Zero-Strike Call Options Expiring 02/11/2022	9/24/2019	Purchase	1,900,900	$7.35
Glenview Institutional Partners	Zero-Strike Call Options Expiring 02/11/2022	9/24/2019	Purchase	615,900	$7.35
Glenview Capital Opportunity Fund	Zero-Strike Call Options Expiring 02/11/2022	9/24/2019	Purchase	736,100	$7.35
Glenview Offshore Opportunity Master Fund	Zero-Strike Call Options Expiring 02/11/2022	9/24/2019	Purchase	730,100	$7.35

* Transactions in Call Options are reflected in Shares underlying the Call Options.  Each Call Options contract represents 100 Shares.